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                                                                    EXHIBIT 10.1



                                ESCROW AGREEMENT


                 THIS AGREEMENT ("the Escrow Agreement") is entered into on August 20, 1996 by and between Dransfield China Paper Corporation, a British Virgin Islands corporation ("DCPC"); SuperCorp Inc., an Oklahoma corporation ("SuperCorp"); and Liberty Bank & Trust Company of Oklahoma City, N.A. ("Liberty Bank").


         In consideration of the representations, undertakings and promises set forth below, the parties agree as follows:

         1.      REPRESENTATIONS BY DCPC. DCPC represents as follows:

                 1.1. DCPC is preparing for filing Forms S-1 and S-4 Registration Statements ("the S-1 and S-4") with the Securities and Exchange Commission ("the Commission"). A copy of the most recent drafts of the S-1 and S-4 are delivered herewith to Liberty Bank, and DCPC undertakes to deliver to Liberty Bank the final forms of the S-1 and S-4 as filed with the Commission and any amendments thereto.

                 1.2. DCPC and Dransfield Paper Holdings Limited, a British Virgin Islands corporation, have entered into an agreement of merger ("the Agreement of Merger"), which merger is described in the S-1 and S-4.

                 1.3. DCPC has three shareholders - SuperCorp, which is the owner of record of 461,572 shares of DCPC's common stock ("the Spinoff Shares"), and two individuals who, together, own 38,428 shares of DCPC's Series B Preferred Stock. These 38,428 shares are to be exchanged for 38,428 shares of Common Stock ("the Escrow Shares") of DCPC as part of the transaction described in the S-1 and S-4.

                 1.4 DCPC has issued certain stock options to several individuals, aggregating 100,000 options ("the Options"), which Options are to be exchanged for 500,000 stock purchase warrants ("the U.S. Warrants") as part of the transaction described in the S-1 and the S-4.

         2. REPRESENTATIONS BY SUPERCORP. As soon as permitted by law or regulation or as soon as possible after the Commission has declared effective the S-1 and S-4, SuperCorp shall vote its 461,572 Spinoff Shares to approve the proposed merger described in the Agreement of Merger. Immediately thereafter, SuperCorp shall declare a dividend to its shareholders of the 461,572 Spinoff Shares.

         3.      REPRESENTATIONS OF LIBERTY BANK. Liberty Bank





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represents that it is an "insured depository institution," as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act.

         4. ESCROW OF SPINOFF SHARES. The 461,572 Spinoff Shares, the 38,428 Escrow Shares, and the 500,000 U.S. Warrants shall be escrowed with Liberty Bank pursuant to the following terms and conditions:

                 4.1. After declaration by SuperCorp of the dividend to its shareholders of the 461,572 Spinoff Shares, either SuperCorp or its registrar-transfer agent shall deliver to Liberty Bank stock certificates representing the 461,572 Spinoff Shares, the 38,428 Escrow Shares, and the 500,000 U.S. Warrants, which certificates shall evidence on their faces the identity of the owners of the shares represented by each certificate.

                 4.2. Until such time as the escrowed certificates are released from escrow in accordance with the terms of this Escrow Agreement, DCPC shall declare no cash dividends on the shares represented by such certificates.

                 4.3. Liberty Bank shall hold the escrowed certificates solely for the benefit of the owners of the shares represented by such certificates, which owners shall have all voting rights with respect to such shares as are provided by British Virgin Islands law. However, no transfer or other disposition of the escrowed securities or any interest related to such securities shall be permitted by DCPC or recognized by Liberty Bank other than by will or the law of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or to Title 1 of the Employee Retirement Income Security Act.

         5. RELEASE OF THE ESCROWED SECURITIES. The certificates placed in escrow with Liberty Bank shall be released from escrow and delivered by Liberty Bank to DCPC's stock registrar-transfer agent for delivery by it to the owners of the certificates at such time as or after Liberty Bank has received a signed representation from DCPC, together with any other evidence acceptable to Liberty Bank, that the conditions and requirements set forth either in paragraph 5.1 or 5.2 below have been met.

                 5.1. Should the merger described in the Agreement of Merger be approved by the shareholders of DCPC, and should the necessary merger documents be filed with the Registrar of companies' documents in the British Virgin Islands, DCPC shall so represent this to Liberty Bank and shall state the date the merger became effective.

                 5.2.     Should the proposed merger described in the Plan of





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Merger not be approved and effected, DCPC proposes to search for an alternative merger partner or for a suitable business or assets to be acquired. At such time as DCPC should execute an agreement of merger or for the acquisition of a business or assets that would constitute the business of DCPC, DCPC shall file a post-effective amendment to the S-1 and S-4 disclosing the information specified by the S-1 and S-4 registration statement form and Industry Guides, including financial statements of DCPC and the company to be acquired, and the post-effective amendment must become effective at the Commission. Then, the alternative merger or acquisition of a business or assets must be approved and legally effected, at which time DCPC shall represent to Liberty Bank that this has occurred and that all requirements of the Commission for the release from escrow of the certificates have been met.

         6. TERM OF ESCROW AGREEMENT. This Escrow Agreement shall terminate 18 months after the effective date of the initial S-1 and S-4, unless the certificates have been earlier released from escrow according to the provisions set forth above. Should no such release from escrow have occurred by the termination date, Liberty Bank shall deliver, for cancellation, all escrowed stock certificates to DCPC's stock registrar-transfer agent.

         7. DEPOSITORY DUTY. Liberty Bank will be liable as a depository only and will not be responsible for the sufficiency or accuracy of the form, execution or validity of any certificate or document delivered to Liberty Bank hereunder or any description of the property or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such certificate or document. Liberty Bank's duties hereunder are limited to the safekeeping of the instruments or other documents received, and the delivery of the same in accordance with this Agreement.

         8. STANDARD OF CARE. Liberty Bank will not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by Liberty Bank's willful misconduct or gross negligence.

         9.      RELIANCE.   Liberty Bank is authorized to rely on any document
believed by Liberty Bank to be authentic in making any delivery of certificates, funds or property hereunder.

         10. ESCROW CHARGES. A $500 fee will be paid by DCPC to Liberty Bank for services to be rendered hereunder. Liberty Bank, however, may employ attorneys for reasonable protection of the escrow property and of itself, and DCPC will reimburse Liberty Bank on demand. All sums due Liberty Bank under this Agreement will bear interest at the rate of 10 percent per annum from the date due until Liberty Bank is reimbursed in full.





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         11.     LIABILITY OF LIBERTY BANK.  In accepting any securities or documents delivered hereunder, it is agreed and understood by the undersigned that Liberty Bank will not be called on to construe any contract or instrument deposited herewith and, in the event of a dispute, will be required to act in respect to the deposit herein made only on the consent in writing of the undersigned. In the event of its failure to obtain such consent in writing, Liberty Bank reserves the right to hold all papers in connection with or concerning this escrow until a mutual agreement in writing has been reached between all parties and delivered to Liberty Bank or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction. If Liberty Bank obeys or complies with any judgment, order or decree of a court of competent jurisdiction, Liberty Bank will not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding any such judgement, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

         12.     RESIGNATION OR REMOVAL OF LIBERTY BANK.

                 12.1 Liberty Bank may resign hereunder following the giving of 30 days prior written notice to DCPC. Similarly, Liberty Bank may be removed and replaced following the giving of 30 days prior written notice to Liberty Bank by DCPC. In either event, the duties of Liberty Bank will terminate 30 days after the date of such notice (or as of such earlier date as may be mutually agreeable), and Liberty Bank will then deliver all certificates then in its possession to a successor escrow agent as will be appointed by DCPC, as evidenced by a written notice filed with Liberty Bank.

                 12.2 If DCPC shall have failed to appoint a successor escrow agent prior to the expiration of 30 days following the date of the notice, resignation or removal of Liberty Bank, Liberty Bank may petition any court of competent jurisdiction for the appointment of a successor escrow agent, or other appropriate relief, and any such resulting appointment will be binding upon DCPC. The cost of such proceeding including attorneys fees will be reimbursed by DCPC on demand.

                 12.3 Upon acknowledgement by any successor escrow agent of the receipt of all certificates that had prior to such notice been in the possession of Liberty Bank, Liberty Bank will





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                          be fully released and relieved of all duties,
                          responsibilities, and obligations under this agreement.

         13. NOTICE. Any request, direction, notice or other service required or permitted to be made or given by any party hereto will be in writing and will be deemed sufficiently given or served for all purposes if delivered in person or via certified mail, return receipt requested, to the parties hereto at the addresses set forth below or at such other address as any party will specify, from time to time, by written notice given to the other party hereto:

         (a)     To DCPC and to
                   SuperCorp:              Thomas J. Kenan
                                           201 Robert S. Kerr, Suite 800
                                           Oklahoma City, OK  73102


         (b)     To Liberty Bank:          Liberty Bank & Trust Company of
                                             Oklahoma City, N.A.
                                           320 N. Broadway
                                           Oklahoma City, OK  73102


                                           Dransfield China Paper
                                             Corporation



                                           By:/s/ T.E. King
                                              -----------------------------
                                              T.E. King, President

                                           Liberty Bank & Trust Company of
                                             Oklahoma City, N.A.


                                           By:/s/ John Brown
                                              -----------------------------


                                           SuperCorp Inc.



                                           By:/s/ T.E. King
                                              -----------------------------
                                              T.E. King, President





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                                    RELEASE


                 All moneys, documents and papers relative to this escrow deposit have been delivered in accordance with the provisions of this Escrow Agreement this ______day of __________________, 199_, and Liberty Bank herein is relieved from all further liability or responsibility with reference hereto.


                                        Dransfield China Paper
                                          Corporation



                                        By:
                                           ----------------------------
                                           T.E. King, President

                                        SuperCorp Inc.



                                        By:
                                           -----------------------------
                                           T.E. King, President





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